EXHIBIT 1.1

                                3,350,000 SHARES

                       INNOVATIVE VALVE TECHNOLOGIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                OCTOBER [ ], 1997
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                                TABLE OF CONTENTS


Section 1.  Representations and Warranties of the Company.................2

Section 2.  Purchase, Sale and Delivery of the Common Shares.............10

Section 3.  Additional Covenants.........................................12

Section 4.  Payment of Expenses..........................................16

Section 5.  Conditions of the Obligations of the Underwriters............16

Section 6.  Reimbursement of Underwriters' Expenses......................18

Section 7.  Effectiveness of this Agreement..............................19

Section 8.  Indemnification..............................................19

Section 9.  Contribution.................................................21

Section 10. Default of One or More of the Several Underwriters...........22

Section 11. Termination of this Agreement................................23

Section 12. Representations and Indemnities to Survive Delivery..........23

Section 13.  Notices.....................................................24

Section 14.  Successors..................................................25

Section 15.  Partial Unenforceability....................................25

Section 16.  General Provisions..........................................25

Exhibit A...............................................................A-1

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                             Underwriting Agreement

                                                       October [    ], 1997

NATIONSBANC MONTGOMERY SECURITIES, INC.
FURMAN SELZ LLC
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES, INC.
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

               INTRODUCTORY. Innovative Valve Technologies, Inc., a Delaware corporation (the "Company), proposes to issue and sell to the several underwriters named in SCHEDULE A (the "Underwriters") an aggregate of 3,350,000 shares (the "Firm Common Shares") of its Common Stock, par value $0.001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 502,500 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". NationsBanc Montgomery Securities, Inc. ("Montgomery Securities") and Furman Selz LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

               The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-31617), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus,

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in the form first used by the Underwriters to confirm sales of the Common
Shares, is called the "Prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company hereby represents, warrants and covenants to each Underwriter as follows:

              (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission's satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

              Each preliminary prospectus and the Prospectus when filed with the Commission complied in all material respects with the Securities Act and, if filed with the Commission by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares, except as permitted by Regulation S-T under the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts, agreements, instruments or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

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              (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has
       delivered to the Representatives two complete manually signed copies of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

              (c) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

              (d) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except as rights to indemnity and contribution hereunder may be limited by Federal or state laws.

              (e) AUTHORIZATION OF THE COMMON SHARES. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of and will not have been issued in violation of any preemptive or similar rights that have not been duly and effectively waived.

              (f) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

              (g) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties, net worth or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity (any such

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       change is called a "Material Adverse Change"); (ii) the Company and its
       Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries, on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

              (h) INDEPENDENT ACCOUNTANTS. The accountants, (i) Arthur Andersen LLP, who have certified the financial statements of the Company, The Safe-Seal Company, Inc. and subsidiaries ("Safe-Seal"), Plant Specialties, Inc. ("Plant Specialties"), the Steam Supply Group ("Steam Supply"), the ICE/VARCO Group ("ICE/VARCO") and the Southern Valve Group ("Southern Valve") included in the Registration Statement and the Prospectus, and (ii) Deloitte & Touche LLP, who have certified the financial statements of Harley Industries, Inc. and subsidiaries ("Harley") and GSV, Inc. ("GSV") included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act.

              (i) PREPARATION OF THE FINANCIAL STATEMENTS. The historical financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the separate financial position, results of operations, shareholders' equity (and deficit) and cash flows of each of the Company, Safe-Seal, Harley, Plant Specialties, GSV, Steam Supply, ICE/VARCO and Southern Value on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the summary and selected financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company, Safe-Seal, Harley, Plant Specialities, Steam Supply, ICE/VARCO and Southern Valve, as applicable. The pro forma combined financial statements of the Company and its Subsidiaries, together with the related notes, as set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data included in the

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       Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries.

              (j) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. All of the Company's subsidiaries (collectively, its "Subsidiaries") are listed on SCHEDULE B hereto. Each of the Company and each of its Subsidiaries and the companies to be acquired on the Closing Date (as defined below) as identified in the Registration Statement (the "Additional Companies") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its Subsidiaries (and the Additional Companies) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Subsidiary and Additional Company has been duly authorized and validly issued, is fully paid and nonassessable and is or, with respect to the Additional Companies, on the Closing Date will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for those granted by the Company in connection with the New Credit Facility (as defined in the Prospectus) and disclosed in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization or entity other than its Subsidiaries listed on SCHEDULE B hereto.

              (k) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. As of the date of this Agreement, the Company has authorized capital stock consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of its Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Prior to the issuances of shares of Common Stock described in clauses (ii), (iii) and
       (iv) of the first sentence in Note (1) to the table under the caption "Prospectus Summary--This Offering" in the Prospectus ("Note(1)"), the Company will have issued and outstanding 242,839 shares of Common Stock and no shares of Preferred Stock. After the issuances of shares of Common Stock described in clauses (ii), (iii) and (iv) of Note (1) and prior to the issuance and sale of the Common Shares, the Company will have issued and outstanding 4,041,139 shares of Common Stock and no shares of Preferred Stock. As of the First Closing Date (as defined in Section 2(b)below), (i) all those 4,041,139 shares of Common Stock will have been duly authorized and validly issued in compliance with the applicable federal and state securities laws and will be fully paid and nonassessable and (ii) none of those shares will have been issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or

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       purchase securities of the Company. The Common Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The capital stock of the Company (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. Except as described in the Prospectus, (i) there are no authorized or outstanding, and there are no commitments to issue or grant, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries and (ii) there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him, her or it, or permit him, her or it to underwrite the sale of, any of the Common Shares. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

              (l) STOCK EXCHANGE LISTING. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

              (m) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of its Subsidiaries (or any of the Additional Companies) is in violation of its charter or by-laws (or similar organizational document) or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, bond, debenture, note or other evidence of indebtedness, contract, agreement, franchise, lease or other instrument to which the Company or any of its Subsidiaries (or any of the Additional Companies) is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries (or any of the Additional Companies) is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws (or similar organizational document) of the Company or any of its Subsidiaries (or any Additional Company), (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries (or any Additional Company) pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges and encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any material statute, law, administrative

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       regulation or any administrative or court judgment, order or decree applicable to the Company or any of its Subsidiaries (or any Additional Company) or their respective properties, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

              (n) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries (or any Additional Company), (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries (or any Additional Company) or (iii) relating to environmental or discrimination matters, except such that would not reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and the Prospectus. No labor dispute with the employees of the Company or any of its Subsidiaries (or any Additional Company), or, to the Company's knowledge, with the employees of any principal supplier of the Company or any of its Subsidiaries (or any Additional Company), exists or, to the best of the Company's knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

              (o) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries (and the Additional Companies) own or possess valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or material to the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person or entity to the rights of the Company and its Subsidiaries (and the Additional Companies) with respect to the foregoing or of any infringement by any other person or entity with respect to the foregoing. Except for such matters as have been finally resolved, neither the Company nor any of its Subsidiaries (or the Additional Companies) has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

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              (p) ALL NECESSARY PERMITS, ETC. The Company and each of its
       Subsidiaries (and each Additional Company) possess such valid and current certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for any such permits the absence or lapse of which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change; and neither the Company nor any to its Subsidiaries (or any Additional Company) has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably could be expected to result in a Material Adverse Change.

              (q) TITLE TO PROPERTIES. The Company and each of its Subsidiaries (and each Additional Company) has good and indefeasible title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims, easements and other defects and impairments, except such as (i) are disclosed in the Prospectus or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary (or any Additional Company). The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries (or any Additional Company) are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary (or any Additional Company).

              (r) TAX LAW COMPLIANCE. The Company and its Subsidiaries (and each Additional Company) have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries (and each Additional Company) has not been finally determined.

              (s) COMPANY NOT AN "INVESTMENT COMPANY". The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act of 1940, as amended.

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              (t) INSURANCE. Each of the Company and its Subsidiaries (and the
       Additional Companies) are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as management of the Company reasonably believes are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries (and the Additional Companies) against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary (or any Additional Company) will not be able (i) to renew its existing insurance coverage as and when such policies expire or
       (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any Subsidiary (or any Additional Company) has been denied any insurance coverage which it has sought or for which it has applied during the past five years.

              (u) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

              (v) RELATED PARTY TRANSACTIONS. There are no related-party transactions involving the Company or any of its Subsidiaries (or any Additional Company) or any other person required to be described in the Prospectus which have not been described as required.

               (w) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Neither the Company nor any of its Subsidiaries (or any Additional Company) nor, to the best of the Company's knowledge, any employee or agent of the Company or any of its Subsidiaries (or any Additional Company), has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

               (x) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that
        (i) its transactions and those of its Subsidiaries are executed in accordance with management's general or specific authorization; (ii) its transactions and those of its Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to its assets and those of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for its assets and those of its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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               (y) The Company and each of the Subsidiaries have conducted their respective businesses in compliance with all applicable Federal, state and local laws and regulations including, without limitation, those promulgated under the Occupational Safety and Health Act ("OSHA Laws") and those applicable to emissions into the environment, waste management and waste disposal ("Environmental Laws") and, to the Company's best knowledge, under current law there are no existing circumstances that would prevent, interfere with, or materially increase the cost of the Company's compliance with such OSHA Laws or Environmental Laws in the future, except for any lack of compliance or the existence of any such circumstance as would not result in, individually or in the aggregate, a Material Adverse Change. Except as set forth in the Prospectus, there is no material claim under any OSHA Law or Environmental Law pending or threatened against the Company or any of its Subsidiaries (or any Additional Company) (an "OSHA Claim" or an "Environmental Claim", as applicable) and, to the Company's best knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that would reasonably be expected to form the basis of any material claim against the Company or any of its Subsidiaries (or any Additional Company).

               (z) ERISA COMPLIANCE. The Company and its Subsidiaries (and the Additional Companies) and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries (and the Additional Companies) or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or any of its Subsidiaries (or any Additional Company) any member of any group of organizations described in Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary (or any Additional Company) is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries (and the Additional Companies) or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries (or any Additional Company) or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries (or any Additional Company) nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
        (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries (and the Additional Companies) or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except for such failures to

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
        qualify which would not, individually or in the aggregate, result in a Material Adverse Change.

               SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

               (a) THE FIRM COMMON SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on SCHEDULE A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[___] per share.


               (b) THE FIRST CLOSING DATE. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Baker & Botts, L.L.P., 3000 One Shell Plaza, Houston, Texas (or such other place as may be agreed to by the Company and the Representatives) at [8:00] a.m. Houston time, on October __, 1997, or such other time and date not later than 10:30 a.m. Houston time, on [___] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

               (C) THE OPTIONAL COMMON SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 502,500 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of

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
        delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on SCHEDULE A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

               (d) PUBLIC OFFERING OF THE COMMON SHARES. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

               (e) PAYMENT FOR THE COMMON SHARES. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Montgomery Securities, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

               (f) DELIVERY OF THE COMMON SHARES. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such

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
        names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at such location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

               (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.


                             SECTION 3.  ADDITIONAL COVENANTS.

                             The Company further covenants and agrees with each
Underwriter as follows:

                      (a) REPRESENTATIVES' REVIEW OF PROPOSED AMENDMENTS AND
               SUPPLEMENTS. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

                      (b) SECURITIES ACT COMPLIANCE. After the date of this
               Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop

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
               order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                        (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND
               OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) above), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                          (d)COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE
               PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

                          (e) BLUE SKY COMPLIANCE. The Company shall cooperate
               with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                         (f) USE OF PROCEEDS. The Company shall apply the net
               proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

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
                      (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                      (h) EARNINGS STATEMENT. As soon as practicable, the
               Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act.

                         (j) PERIODIC REPORTING OBLIGATIONS. During the
               Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

                (k) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 180 days after the date of the Prospectus (the "Lock-Up Period"), without the prior written consent of Montgomery Securities, except that the Company may (i) issue (a) 2,419,338 shares of Common Stock (the "Merger Shares") on or prior to the First Closing Date in exchange for shares of capital stock of Safe-Seal in connection with the merger of Safe-Seal and the Company as described in the Prospectus, (b) up to 5,000,000 shares of Common Stock (the "Acquisition Shares") during the Lock-Up Period in connection with additional acquisitions, (c) the shares of Common Stock (the "Philip Shares") on or prior to the First Closing Date to subsidiaries of Philip Services Corp. ("Philip") in repayment of $8.7 million of indebtedness of the Company owed to Philip and the redemption of $2.0 million of Safe-Seal preferred stock held by Philip as described in the Prospectus, and (d) on the Closing Date, the shares of Common Stock ("the Southern Valve Shares") to be issued in connection with the closing of the acquisition of Southern Valve as described in the Prospectus, in each case so long as the purchaser or recipient of such Merger Shares, Acquisition Shares, Philip Shares and Southern Valve Shares agrees to be bound by a lock-up letter in form and substance reasonably satisfactory to you pursuant to which such purchaser or recipient agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Merger Shares, Acquisition Shares, Philip Shares and Southern Valve Shares at any time before the expiration of the Lock-Up Period, (ii) issue shares of Common Stock during the Lock-Up Period pursuant to the exercise of options, warrants or convertible notes granted or issued by the Company prior to the date hereof so long as the recipients of shares of Common Stock received pursuant to any such exercises agree to be bound by a lock-up letter in form and substance reasonably satisfactory to you pursuant to which such recipients agree with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such shares of Common Stock at any time before the expiration of the Lock-Up Period and (iii) grant

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
        awards and permit the exercise of awards granted pursuant to the Company's 1997 Incentive Plan during the Lock-Up Period. The Company further agrees for the express benefit of the Underwriters that, during the Lock-Up Period, it will not, without the prior written consent of Montgomery Securities, waive any provision of any registration rights agreement, stockholders agreement or any reorganization agreement in each case relating to any restriction imposed on the subsequent transfer or other disposition of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock and will take reasonable steps to cause its transfer agent to enforce any such provision so as to limit the transfer or other disposition of those shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period.

               (l) The Company has furnished or will furnish to you "lock-up" letters in the form previously provided by you, signed by each of its current officers and directors and each of its stockholders previously designated by you who holds 5,000 or more shares of Common Stock.


               (m) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company will furnish to the Representatives, in care of NationsBanc Montgomery Securities, Inc. at 600 Montgomery Street, San Francisco, CA 94111 Attention [_________]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.


               SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and

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
supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Stock on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.


               SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder and to each of the following additional conditions:

                  (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof, the Representatives shall have received from Arthur Andersen LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received [___] additional conformed copies of such accountants' letter for each of the several Underwriters).

                  (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                         (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement

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
        containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

                         (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                         (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements applicable to the transactions contemplated hereby.

                       (c) NO MATERIAL ADVERSE CHANGE. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, if any, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

                      (d) OPINION OF COUNSEL FOR THE COMPANY. On each of the
               First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinions of Baker & Botts, L.L.P., special securities counsel for the Company and Boyer, Ewing & Harris Incorporated, counsel to the Company, each dated as of such Closing Date, the forms of which are attached as, respectively, EXHIBIT A and EXHIBIT B (and the Representatives shall have received an additional [___] conformed copies of such counsels' legal opinions for each of the several Underwriters).

                      (e) OPINION OF COUNSEL FOR THE UNDERWRITERS. On each of
               the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs (ii), (viii), (ix), (xi), (xii), and the next-to-last paragraph of EXHIBIT A (and the Representatives shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

                      (f) OFFICERS' CERTIFICATE. On each of the First Closing
               Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                           (i) for the period from and after the date of this
               Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

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
                          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                         (iii) the Company has complied with all the agreements herein and satisfied all the conditions hereunder on its part to be performed or satisfied at or prior to such Closing Date including, without limitation, the delivery of the lock-up letters to be delivered pursuant to Section 3(l) above.

                        (g) BRING-DOWN COMFORT LETTER. On each of the First
               Closing Date and the Second Closing Date the Representatives shall have received from Arthur Andersen LLP independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

                      (h) ADDITIONAL DOCUMENTS. On or before each of the First
               Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


               SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7,
Section 10 or Section 11 (i), (iv) or (v), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have not improperly terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the

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
Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


               SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

               This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

               Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, or (b) any Underwriter to the Company; provided, however, that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive any such termination pursuant to (a) or (b).


               SECTION 8.  INDEMNIFICATION.

                  (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including, without limitation, in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based
    (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter, its officers and employees and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Montgomery Securities) as such expenses are reasonably incurred by such Underwriter, its officers and employees or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                  (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives relating to the Underwriters and expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization and passive market making by the Underwriters and (B) in the table in the first paragraph and in the second, sixth, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
    Section 8 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the opinion of counsel, that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Montgomery Securities in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
   (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


               SECTION 9.  CONTRIBUTION.

               If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

               Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.


               SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on SCHEDULE A bears to the aggregate number of

Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting underwriter or underwriters) to any other party except that the provisions of
Section 4, Section 6, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

               As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


               SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on the Nasdaq Stock Market or the New York Stock Exchange by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company and its Subsidiaries (and the Additional Companies) takes as a whole regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (i) the Company to any Underwriter, except to the extent that the Company may be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and Section 6 hereof, (ii) any Underwriter to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


               SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors, agents or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


               SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

        c/o:   NationsBanc Montgomery Securities, Inc.
               600 Montgomery Street
               San Francisco, California  94111
               Facsimile:  415-249-5558
               Attention:  Richard A. Smith

with copies to:

               NationsBanc Montgomery Securities, Inc.
               600 Montgomery Street
               San Francisco, California  94111
               Facsimile:  (415) 249-5553
               Attention:  David A. Baylor, Esq.

               Furman Selz LLC
               230 Park Avenue
               New York, New York  10169
               Facsimile: (212) 309-6428
               Attention: [_________________]

If to the Company:

               Innovative Valve Technologies, Inc.
               14900 Woodham Drive
               Suite A-125
               Houston, Texas   77073
               Facsimile:  (281) 821-1123
               Attention:  William E. Haynes

        with copies to:

               Baker & Botts, L.L.P.
               3000 One Shell Plaza
               Houston, Texas  77002-4995
               Facsimile: (713) 229-1522
               Attention:  James L. Leader

 Any party hereto may change the address for receipt of communications by giving written notice to the others.


               SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
 Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


               SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


               SECTION 16. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party for whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

               Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
 Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            INNOVATIVE VALVE TECHNOLOGIES, INC.

                                            By:__________________________
                                                       [Title]

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.


 NATIONSBANC MONTGOMERY SECURITIES, INC.

 FURMAN SELZ LLC

 Acting as Representatives of the several Underwriters named in the attached Schedule A.

 By: NATIONSBANC MONTGOMERY SECURITIES, INC.

 By:  _________________________________
         Name:
         Title:

                                   SCHEDULE A

                                                    NUMBER OF FIRM COMMON
 UNDERWRITERS                                       SHARES TO BE PURCHASED
 NationsBanc Montgomery Securities, Inc.            [___]

 Furman Selz LLC                                    [___]
                                                    [___]
                                                    [___]
                                                    [___]

Total                                               [___]